SHAREHOL DER LETTER Q2 2022 UNLOCK THE SKIES SM

SUMMARY OF OPERATIONAL & FINANCIAL HIGHLIGHTS KEY Q2 AND RECENT ‘22 HIGHLIGHTS ● We announced earlier today that we have received a $10 million deposit from United Airlines for 100 of the company’s initial production eVTOL aircraft. ● We are excited to introduce further details on, and the name of, our production aircraft, Midnight ● We have successfully completed the preliminary design review, or PDR, for for this piloted, four-passenger aircraft ● With the successful completion of Midnight’s PDR, we are advancing the commercialization of our business: — A majority of the company is now working on Midnight — We have validated critical performance metrics for Midnight which is expected to have a payload of over 1,000 pounds and charging turnaround time of approximately 10 minutes — We have announced key suppliers: FACC and Honeywell ● We remain focused on achieving our 2022 goals of completing our first transition to wing-borne flight with our Maker aircraft, agreeing to our Means of Compliance with the FAA, and selecting and breaking ground on our manufacturing location Q2 ’22 FINANCIAL HIGHLIGHTS Q2 2022 (GAAP) Q2 2022 (NON-GAAP) 1 TOTAL OPERATING EXPENSES $80.2M $50.0M NET LOSS AND COMPREHENSIVE LOSS $(71.7M) NA ADJUSTED EBITDA NA $(49.2M) CASH AND CASH EQUIVALENTS $654.8M NA 1 A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled “Reconciliation of selected GAAP results to non-GAAP results.” SHAREHOLDER LETTER Q2 2022 2

BUSINESS, TECHNOLOGY AND OPERATIONS Archer Shareholders, I am excited to update you on the significant progress that Archer has made over the past few months to advance our technology, certification and commercialization efforts, as well as share with you our financial results for the second quarter of 2022. This letter augments our earnings conference call, which we will be conducting at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today . You can access this conference call via a live webcast on our investor relations website at investors.archer.com or by dialing 844-200-6205 (domestic) or +1 929-526-1599 (international) and entering the access code 280293. We continue to maintain our focus on the most efficient path to commercialization of our business. To that end, we track and communicate progress against the key milestones that will enable us to achieve that goal. Those key milestones span four areas: the development and productization of Midnight , FAA certification of Midnight, building out our manufacturing capability at scale, and establishing airline operations to support our planned Urban Air Mobility (UAM) network. As a reminder, here is a summary of the major milestones that we are tracking to enable commercialization of Archer’s business: KEY MILESTONES Graphic Summary of our Business Roadmap In this shareholder letter, I will discuss the progress that we have made since our last earnings call across those four areas. SHAREHOLDER LETTER Q2 2022 3

BUSINESS, TECHNOLOGY AND OPERATIONS MAKER FLIGHT TESTING AND SUCCESSFUL PRODUCTION AIRCRAFT DESIGN REVIEW As we indicated in our last shareholder letter and earnings call, we have ramped up flight testing of our Maker aircraft over the last few months after we successfully upgraded the Tilt Propeller System on the aircraft. We have been flying Maker multiple times per week recently, sometimes more than once per day, and we are extremely pleased with the results and performance demonstrated by the aircraft. We have now successfully completed two of the three required phases of Maker’s flight testing program that establish the foundation to allow us to expand Maker’s flight envelope from hover to full wing-borne flight (i.e., full transition flight). The first phase of the process was to complete all of the required tests and performance milestones while in hover. The second phase was critical azimuth testing, which validates the crosswind capabilities of the aircraft configuration and flight control systems. Given the successful completion of these two phases, we remain on-track to complete the first full transition flight with Maker in the second half of 2022. Silhouette rendering of Midnight TM , our piloted, four-passenger production aircraft In addition to the progress we have made on Maker, we successfully completed the PDR for our production aircraft, Midnight. Midnight is the piloted, four passenger aircraft that we are working to certify with the FAA and is the aircraft we plan to use for commercial operations. PDR is a critical checkpoint where we evaluate the maturity of the aircraft design, including all subsystems, before making the decision to freeze the key design elements and shift into detailed design and low rate initial manufacturing. Coming out of PDR, Midnight’s design has sufficient maturity to provide us with confidence in the aircraft’s key performance metrics. Some of these metrics are key drivers of the operating economics of the business. Some noteworthy examples include: ● Payload: Midnight is expected to be able to carry over 1,000 pounds of payload, making it a true piloted plus four passenger aircraft which is key to enabling our revenue models. ● Range & Turnaround Time: Midnight is expected to be able to fly up to 100 miles, but more importantly, it is expected to be able to complete our target mission of successive 20-mile flights with a charging time in between of approximately 10 minutes. We are now focusing on efforts to bring Midnight to market as efficiently as possible so we can deploy it in our planned UAM network operations and our direct sales line of business. SHAREHOLDER LETTER Q2 2022 4

BUSINESS, TECHNOLOGY AND OPERATIONS FAA CERTIFICATION: MEANS OF COMPLIANCE HAS INFORMED MIDNIGHT’S DESIGN In parallel to advancing the design of Midnight, over the past year the team has made significant progress working with the FAA to finalize our “Means of Compliance” for it. The Means of Compliance is the detailed list of design and testing standards that we will use to demonstrate to the FAA that our aircraft is safe and complies with all of the certification requirements that we established in our G-1 Certification Basis last year. At this point, many of the Means of Compliance for Midnight have been accepted by the FAA, and we are on track to have the remainder of the Means of Compliance agreed to by the end of the year. A key element of our strategy has been to synchronize the maturation of our production aircraft design with our certification efforts. This strategy allows us to understand the detailed technical requirements specified in the Means of Compliance early enough in the design process so that the aircraft is designed to be FAA compliant, which we believe will translate to a more efficient certification timeline. If the aircraft design is completed before the Means of Compliance and certification plans are complete, we believe there is increased risk that a redesign may be needed to comply with the FAA requirements. By aligning our PDR and our Means of Compliance we are well positioned to optimize our timeline for achieving Type Certification from the FAA of our Midnight aircraft. In addition to progressing our Means of Compliance over the past several months, our team has been hard at work on the next major step in the certification process: completing our subject specific certification plans (SSCPs). SSCPs provide precise detail on the tests and analysis that will be completed during the implementation phase of the project, which will require that we demonstrate to the FAA that Midnight meets all relevant FAA requirements necessary to receive Type Certification. We expect to have approximately 18 SSCPs, each of which we plan to submit to the FAA for review and acceptance over the coming months. Our goal is to finalize the SSCPs by the time of our next program development milestone for Midnight, the Critical Design Review, which is scheduled to occur during the first half of next year. MANUFACTURING OPERATIONS AND SUPPLY CHAIN BUILD-OUT We are in the process of developing the infrastructure necessary to manufacture Midnight reliably, at scale, and in a cost effective manner. We continue to expand our portfolio of foundational suppliers that will provide us with critical components for Midnight. We now have more than 50% of our suppliers for our bill-of-materials selected, based on cost, with that being made up of global leaders in the design, development and manufacturing of aircraft components. We recently announced two of those: FACC and Honeywell. FACC will supply key fuselage and wing elements for Midnight. We believe that the high-tech expertise of aerospace specialist FACC in the field of lightweight construction, as well as its many years of experience in the production of high-quality aerostructures will help ensure that Midnight can achieve its target range and payload capabilities. Honeywell will supply actuators and climate system technology for Midnight. Given that our UAM network will operate in congested urban environments, it is critical that we achieve precision from the aircraft's flight controls and actuators. Honeywell's actuators can accept hundreds of micro adjustments and commands SHAREHOLDER LETTER Q2 2022 5

BUSINESS, TECHNOLOGY AND OPERATIONS per second from fly-by-wire computers, enabling precise control of the aircraft. Archer has also selected Honeywell to provide Midnight’s thermal management system, the system that will control the climate in our aircraft. The system that we’ve selected provides several advantages compared to conventional systems, including lower weight, higher efficiency, and higher reliability in its size and power class. We are excited by the significant progress we’ve made in securing world-class suppliers for Midnight that will support us in meeting our key design and operational specifications that will deliver on our mission and business objectives. URBAN AIR MOBILITY NETWORK / AIRLINE OPERATIONS We have recently taken another major step towards the commercialization of our UAM network and airline operations with the on-boarding of two key leaders: Tom Anderson as Chief Operating Officer for Urban Air Mobility and Bryan Bernhard as Chief Growth and Infrastructure Officer. As we commence the commercialization of our aircraft and build out our UAM network in major cities, Tom’s deep experience in airline management, operations, and fleet maintenance will help us introduce and scale that business utilizing Midnight. Tom has spent his career developing and scaling commercial airline operations, including taking JetBlue from concept to operations, as well as working with Breeze Airways where he spent three years as Chief Operating Officer . He has also worked with ATR Aircraft, Airbus, Virgin America and Boeing. In further support of scaling our UAM network, we have hired Bryan Bernhard. Bryan spent nine years at WeWork, most recently as Global Head of Development Operations. He was responsible for launching a majority of their key markets and has built hundreds of physical locations spanning major cities across the world. At Archer, Bryan will be responsible for building and scaling Archer’s operational footprint across our target markets. Bryan brings to Archer expertise in not only scaling physical growth but doing so in accordance with all local and jurisdictional guidelines. As we continue to evaluate potential initial launch cities in the U.S., Archer’s data science team has been leveraging Prime Radiant TM , our proprietary data science technology, to model customer traffic patterns in our target cities to help us estimate demand for eVTOL routes. The output of these models informs our view as to the potential number of routes and planes needed to service projected demand in these cities. Tom and Bryan are responsible for taking the output from Prime Radiant TM and operationalizing it into our UAM commercial network. SHAREHOLDER LETTER Q2 2022 6

FINANCIAL RESULTS & ESTIMATES

Q2 2022 FINANCIAL REVIEW

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation and non-cash warrant expenses and changes in fair value of warrants. We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED		
	JUNE 30, 2022	MARCH 31, 2022	JUNE 30, 2021
TOTAL OPERATING EXPENSES	$ 80.2	$ 65.3	$ 33.8
NET LOSS AND COMPREHENSIVE LOSS	(71.7)	(59.2)	(32.9)
NON-GAAP TOTAL OPERATING EXPENSES(1)(3)	50.0	39.6	32.8
ADJUSTED EBITDA(2)(3)	(49.2)	(39.1)	(31.7)
CASH AND CASH EQUIVALENTS	654.8	704.2	5.9

(1) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for stock-based compensation, FCA warrant expense and one-time former co-CEO severance related expense.
(2) Adjusted EBITDA is a financial measure adjusting net loss for stock-based compensation, FCA warrant expense, change in fair value of warrant liabilities and other warrant costs, depreciation and amortization expense, net interest income, and one-time former co-CEO severance expense.
(3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "Reconciliation of selected GAAP results to non-GAAP results."

TOTAL OPERATING EXPENSES

Our second quarter total operating expenses continue to reflect the investments required to achieve the key elements of our four-year business outlook. We invested in Maker, in the design, development, test and certification activities for our production aircraft, Midnight, and in the people and infrastructure required to support a fast-growing public company.

GAAP total operating expenses for the second quarter of 2022 were $80.2 million, which were sequentially higher than the first quarter of 2022 by $14.9 million, or 22.8%, due to a $10.4 million increase in investment in people and materials for our key technology development programs, a one-time $3.4 million severance expense related to the co-CEO separation agreement in the second quarter of 2022, and an increase of $1.1 million in stock-based compensation expense associated with equity granted to our new hires and other employee incentive programs. Year-over-year, total operating expenses for the second quarter of 2022 were higher than the second quarter of 2021 by $46.4 million, primarily due to an

ARCHER SHAREHOLDER LETTER Q2 2022 7

FINANCIAL RESULTS & ESTIMATES increase of $24.6 million in stock-based compensation expense, a $17.2 million increase in non-GAAP total operating expenses and a $3.4 million one-time severance expense. The increase in our non-GAAP total operating expenses was driven by investments made in people and materials to support our key development programs and testing for our Maker and Midnight aircraft, as well as investments in our infrastructure to support a fast-growing public company and the required expenses associated with that, such as higher audit, tax, legal and insurance expenses. On a non-GAAP basis, excluding stock-based compensation, warrant expenses and other one-time expenses, our second quarter non-GAAP total operating expenses were $50.0 million, which increased $10.4 million sequentially over the first quarter of 2022, and $17.2 million year-over-year from the second quarter of 2021, as we continued our investment in people and materials for our key technology development programs and public company infrastructure. NET LOSS AND COMPREHENSIVE LOSS AND ADJUSTED EBITDA Our second quarter of 2022 net loss and comprehensive loss was $71.7 million, which increased sequentially by $12.5 million from $59.2 million in the first quarter of 2022, driven primarily by an increase in operating expenses. Year-over-year, net loss and comprehensive loss for the second quarter of 2022 was higher than the second quarter of 2021 by $38.8 million, primarily due to a $24.6 million increase in stock-based compensation expense, $17.2 million in operating expenses and a $3.4 million one-time severance expense, offset by a $7.9 million gain primarily associated with the fair valuation of warrant liability. Adjusted EBITDA for the second quarter of 2022 was a loss of $49.2 million, which increased sequentially by $10.1 million from a loss of $39.1 million in the first quarter of 2022, and increased by $17.5 million year-over-year from an Adjusted EBITDA loss of $31.7 million in the second quarter of 2021, as we increased operating expenses due to the reasons mentioned above. NET CHANGE IN CASH We exited the quarter with $654.8 million in cash and cash equivalents, a reduction of $49.4 million from the first quarter of 2022, and an increase of $648.9 million from the second quarter of 2021, primarily driven by our public offering offset by operating expenses incurred since then. Additionally, we have $2.9 million of restricted cash generally to support various letters of credit for commercial leases. The cash used in the quarter was primarily to fund operating expenses with minimal capital investment during the second quarter of 2022. Q3 2022 FINANCIAL ESTIMATES For the third quarter of 2022 estimates, we anticipate GAAP total operating expenses of $95 million to $103 million and non-GAAP total operating expenses of $63 million to $71 million. This reflects a total of $32 million expected stock-based compensation, warrant expense and other one-time expenses. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not SHAREHOLDER LETTER Q2 2022 8

FINANCIAL RESULTS & ESTIMATES within our control. The actual amount of these expenses during 2022 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort. UPCOMING INVESTOR EVENTS Raymond James Diversified Industrials Conference New York City Tuesday, August 23, 2022 Deutsche Bank Technology Conference Las Vegas, NV Wednesday, August 31 to Thursday, September 1, 2022 Cowen 15th Annual Global Transportation & Sustainable Mobility Conference Virtual Wednesday, September 7 to Friday, September 9, 2022 In conclusion, we’ve made significant progress advancing our commercialization efforts in the second quarter and more recently with the completion of Midnight’s PDR. As we enter the second-half of 2022, the vast majority of our resources are focused on certifying Midnight with the FAA, developing our manufacturing and supply chain capabilities and defining our go-to-market strategy. We strongly believe we have the right product and the right team to bring this new industry to market. As always, we remain steadfast in our resolve to deliver on our mission of unlocking the skies so we can reimagine how we live and spend time. It’s an exciting time to be at Archer! ADAM GOLDSTEIN CEO SHAREHOLDER LETTER Q2 2022 9

FORWARD LOOKING STATEMENTS This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter of fiscal year 2022, our business strategy and plans, including the pace at which we intend to design, develop, certify, manufacture and commercialize our planned eVTOL aircraft, the anticipated timing to complete Maker’s first full transition flight, and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics, including the COVID-19 pandemic, on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K relating for the year ended December 31, 2021, filed with the SEC on March 14, 2022, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 12, 2022, and our other SEC filings, which are available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov . All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements. SHAREHOLDER LETTER Q2 2022 10

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) SHAREHOLDER LETTER Q2 2022 11

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (In millions, except share and per share data; unaudited) . SHAREHOLDER LETTER Q2 2022 12

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions; unaudited) SHAREHOLDER LETTER Q2 2022 13

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS Q2 2022, Q1 2022 AND Q2 2021 GAAP TO NON-GAAP RECONCILIATION: A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, are set forth below. RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited) 1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company. 2) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 3) One time severance related expenses for former co-CEO. A reconciliation of net loss to Adjusted EBITDA for the three months and year ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, are set forth below. RECONCILIATION OF ADJUSTED EBITDA (In millions; unaudited) 1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs. 2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company. 3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 4) One time severance related expenses for former co-CEO. SHAREHOLDER LETTER Q2 2022 14

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2022, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: STOCK-BASED COMPENSATION EXPENSE. We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. WARRANT EXPENSE AND GAINS OR LOSSES FROM REVALUATION OF WARRANTS. Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. NON-RECURRING ONE TIME EXPENSE. We excluded one-time non-recurring expense such as the severance related expense incurred to transition to a sole CEO operating structure. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders. SHAREHOLDER LETTER Q2 2022 15